EXHIBIT 99.1

PROFIRE ENERGY ACQUIRES OILFIELD CHEMICAL-INJECTION INNOVATOR,
VIM INJECTION MANAGEMENT INC.

Acquisition Provides Additional Innovative and Complementary Management System to
Company’s Market, Product Portfolio

LINDON, Utah, November 18, 2014 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company that creates, installs and services burner management systems and other combustion technologies for the oil and gas industry, has acquired the assets of VIM Injection Management, Inc. (VIM), an oilfield chemical-injection technology company based in Alberta, Canada.

Profire paid a total of $1.75 million for the assets, comprised of $1 million in Profire’s common stock (approximately 265,000 shares) and $0.75 million in cash.

What is Chemical Injection?

In the oil and gas industry, chemical injection is used for a variety of purposes, including down-hole inhibition of wax, hydrates and corrosion agents to stimulate product flow more efficiently to the wellhead. Once at the wellhead, chemical injection can be used to further process the oil or gas before it is transported. Chemical injection at the wellhead can also be used to protect pipelines from corrosion which reduces pipeline failure and oil spills.

VIM management systems monitor and manage chemical-injection during these processes. The patent-pending technology is designed to allow producers to retrofit any existing pump with an advanced management system, providing pump monitoring and management to help ensure efficient chemical injection at each well.

“Inaccurate injection levels are problematic due to the cost of chemicals which, when over-injected, result in a decline in profit margin for producers,” said Shawn French, VIM president. “However, under-injection can be an even larger issue. Under injection can cause problems in the well bore and pipeline impeding the ability to get the product to market. Due to specific pipeline regulations, oil and natural gas require chemical treatment to ensure pipeline integrity and product quality. If oil is determined to be of low quality, additional costly and time-consuming methods are required to improve the product and meet industry standards. The chemical injection management system is designed to accurately determine how much chemical is needed not only to reach optimal production levels, but help create a greener working environment in the oilfields.”

In addition to improving efficiency of the pump, production of the well and helping the oil and gas industry become more environmentally friendly, these systems are designed to improve safety for workers that would otherwise be exposed to these chemicals and increase compliance with the requirements of pipeline operators.

Market Demand for Chemical Management

Profire estimates a significant market potential for the systems, with 80% of North America’s 1.3 million producing wells qualifying as potential installations. While the system price varies, return on investment in many cases are realized within 6-12 months.

“We believe the acquisition of VIM positions Profire as the strategic leader in chemical injection,” said Harold Albert, Profire Energy’s COO. “We are confident in our expertise with Profire’s industry-leading combustion controllers and, by adding chemical controllers to our product line up, we strengthen our role as an oilfield technology leader. We believe the acquisition will broaden our industry-leadership by including cutting edge chemical-management technology systems that complement our accelerating burner-management product business.

“This is a significant milestone—one that allows us to more completely meet the needs of the market and enhance our relationship with many current customers as we bolster our product portfolio with another innovative management system for a new—but related—market.

“While there is currently no direct mandate for producers to purchase a chemical management system, the concept of environmental protection is one of keen interest for regulators. As with our other flagship products, we believe regulatory pressures may grow in coming years—though they aren’t needed to grow the business in a meaningful way, due to the economic- and industry- incentives driving sales.”

About VIM Injection Management

Since their inception in 2012 in Alberta, Canada, VIM has specialized in designing and manufacturing solutions that manage chemical injection. The ability to control injection rates offers oil and gas producers greater flexibility, control and potential cost savings.

The acquisition brings two key employees to Profire Energy, including VIM President Shawn French and Vice President of Sales Todd Oliphant. French will be heavily involved in training and supporting Profire’s sales and service teams along with developing the Company’s chemical injection product line. Oliphant will continue to develop key business relationships with producers based in Canada.

To learn more about Profire’s newly acquired chemical management technology, please visit Profire’s product page.

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; and Edmonton, Alberta, Canada. To learn more about Profire Energy, visit www.ProfireEnergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding chemical injection stimulating product flow more efficiently to the wellhead or chemical injection at the wellhead protecting pipelines from corrosion, reducing pipeline failure and oil spills; or, producers retrofitting existing pumps with chemical injection systems which provide pump monitoring thus ensuring efficient chemical injection at each well; or, under-injection causing problems in the well bore and pipeline impeding the ability to get the product to market; or, the chemical injection management system accurately determining how much chemical is needed not only to reach optimal production levels, but help create a greener working environment in the oilfields; or, improving safety for workers that would otherwise be exposed to chemicals and increase compliance with the requirements of pipeline operators; or, Profire estimation of 80% of the more than 1 million wells qualifying as potential installations in North America and the return on investment in many cases realized in 6-12 months; or, the acquisition of VIM positioning Profire as the strategic leader in chemical injection or the acquisition broadening Profire’s industry-leadership by including cutting edge chemical-management technology systems that complement the Company’s accelerating burner-management product business; or, the acquisition positively contributing to Profire’s revenue and profitability; or, the Company having existing relationships with hundreds of companies that are in need of chemical injection and that by supplying them with a chemical injection system will result in a deepening business relationship and being able to better serve Profire’s customers and their employees; or, not being dependent on regulations to grow the business in a meaningful way; or, the chemical injection system offering oil and gas producers greater flexibility, control and potential cost savings, or Profire coming out with future chemical injection management products. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Andrew Limpert, CFO
(801) 796-5127

Profire Energy, Inc.
Nathan McBride, VP Finance & Strategy
(801) 796-5127

Liolios Group, Inc.
Ron Both, Senior Managing Director
(949) 574-3860
PFIE@liolios.com